UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PepsiCo, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020.

On April 16, 2020, PepsiCo, Inc. (the “Company”) issued a press release, a copy of which is attached hereto, related to a change to the format of the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) to be held on Wednesday, May 6, 2020. As described below, due to continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic and to support the health and well-being of PepsiCo’s shareholders, employees and communities, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The Notice of Change to Virtual Meeting Format, a copy of which is also attached hereto, supplements the 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 Annual Meeting.

These supplemental proxy materials are being filed with the SEC and are being made available to shareholders on or about April 16, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PepsiCo to Hold Virtual Annual Meeting of Shareholders for 2020 Due to Coronavirus Precautions

PURCHASE, N.Y., April 16, 2020 – PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”) announced today that due to continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic and to support the health and well-being of PepsiCo’s shareholders, employees and communities, the format of the 2020 Annual Meeting of Shareholders has been changed to a virtual-only meeting, instead of an in-person meeting. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020, at 9:00 am Eastern Daylight Time. Shareholders will not be able to attend the Annual Meeting physically in person. The virtual meeting and live audio webcast can be accessed at www.virtualshareholdermeeting.com/PEP2020.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on March 2, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. To vote or submit questions during the virtual meeting, shareholders must enter the 16-digit control number included on the proxy card, voting instruction form, notice or email that they previously received. Online access to the audio webcast will open shortly prior to the start of the 2020 Annual Meeting. Guests without a control number may also attend the meeting, but will not have the option to vote shares or ask questions.

All shareholders, whether or not planning to attend the Annual Meeting, are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote shares in connection with the Annual Meeting.

Additional information has been filed with the Securities and Exchange Commission concerning the meeting.

About PepsiCo

PepsiCo products are enjoyed by consumers more than one billion times a day in more than 200 countries and territories around the world. PepsiCo generated more than $67 billion in net revenue in 2019, driven by a complementary food and beverage portfolio that includes Frito-Lay, Gatorade, Pepsi-Cola, Quaker and Tropicana. PepsiCo's product portfolio includes a wide range of enjoyable foods and beverages, including 23 brands that generate more than $1 billion each in estimated annual retail sales.

Guiding PepsiCo is our vision to Be the Global Leader in Convenient Foods and Beverages by Winning with Purpose. "Winning with Purpose" reflects our ambition to win sustainably in the marketplace and embed purpose into all aspects of the business. For more information, visit www.pepsico.com.

Contacts:	Investors	Media
	investor@pepsico.com	pepsicomediarelations@pepsico.com

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2020

To Our Shareholders:

In response to continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders, employees and communities, NOTICE IS HEREBY GIVEN that the Board of Directors of PepsiCo, Inc. (the “Company”) has changed the format of the 2020 Annual Meeting of Shareholders of the Company (the “2020 Annual Meeting”) to a meeting conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. As previously announced, the 2020 Annual Meeting will be held on Wednesday, May 6, 2020, at 9:00 a.m. Eastern Daylight Time. However, the 2020 Annual Meeting will no longer be held at North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, but rather will be held virtually, with attendance via the internet. Shareholders will not be able to physically attend the 2020 Annual Meeting. The virtual meeting and live audio webcast can be accessed at www.virtualshareholdermeeting.com/PEP2020.

We have designed the format of the 2020 Annual Meeting to provide shareholders the same rights and opportunities to participate as they would at an in-person meeting.

As described in the previously-distributed proxy materials for the 2020 Annual Meeting, you are entitled to attend and vote at the 2020 Annual Meeting if you held shares of our Common Stock as of the close of business on March 2, 2020, the record date designated by our Board for the 2020 Annual Meeting. The items of business are the same as set forth in the 2020 Notice of Annual Meeting and Proxy Statement dated March 20, 2020 previously mailed or made available to shareholders entitled to vote at the 2020 Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2020 Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. Online access to the audio webcast will open shortly prior to the start of the 2020 Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the virtual 2020 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PEP2020 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability or email previously sent to shareholders entitled to vote at the 2020 Annual Meeting. The virtual meeting platform is supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Access to the virtual meeting platform will open shortly prior to the start of the 2020 Annual Meeting to allow time for you to log-in and test your device’s browser.

Technical Assistance. A support line will be available on the meeting website shortly prior to, and during, the 2020 Annual Meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting.

Voting Prior to or at the Annual Meeting. An online portal is available to shareholders at www.proxyvote.com where you can view and download our proxy materials and 2019 annual report and vote your shares in advance of the 2020 Annual Meeting. You may vote your shares during the 2020 Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PEP2020 during the meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote promptly in advance of the meeting by using one of the methods described in the previously distributed proxy materials for the Annual Meeting.

Submitting Questions at the Annual Meeting. This year’s shareholders Q&A session will include questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability or email previously sent to shareholders entitled to vote at the 2020 Annual Meeting. Live questions may be submitted online shortly prior to, and during, the 2020 Annual Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/PEP2020. We will answer questions during the 2020 Annual Meeting that are pertinent to the Company as time permits and in accordance with our Rules of Conduct for the 2020 Annual Meeting.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of Our Board of Directors,

David Yawman
Corporate Secretary
April 16, 2020